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FOR IMMEDIATE RELEASE
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December 21, 1999

               Anker Receives Permit for Grant County Surface Mine
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         Morgantown, WV - Anker Coal Group, Inc. announced today that the West
Virginia Division of Environmental Protection issued the long-awaited permit for Anker's surface mining operation in Grant County, West Virginia. As noted in previous filings with the SEC, Anker was forced to idle this surface mine when it had mined all of its then permitted reserves and was unable to get a new permit for its adjacent coal properties. Since that time, Anker has been working with the Division of Environmental Protection to secure the new permit. Bill Kilgore, Chairman and CEO of Anker, said that "the issuance of this permit is a significant event for Anker and an important element in the Company's turnaround." Mr. Kilgore added that "with the new permit, we plan to resume operations at the surface mine as soon as possible and expect to begin coal production by April 2000."

         This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those described or implied herein as a result of various factors, many of which are beyond the Company's control.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         Contact Bill Kilgore, Chairman and CEO, Anker Coal Group, Inc. at (304) 594-1616.